Exhibit 10.40
CONSULTING AGREEMENT (this “Agreement”) dated as of November 9, 2011, between HUGHES TELEMATICS, INC., a corporation organized under the laws of the State of Delaware (the “Company”) and Apollo Management V, L.P., a Delaware limited partnership (“Apollo”).
The Company desires to continue to avail itself of the expertise of Apollo, through its affiliates, directors, officers, advisors, general partners or employees, and consequently has requested that Apollo continue to make such expertise available from time to time in rendering certain consulting and other services related to the business and affairs of the Company and its subsidiaries. Apollo and the Company each agree that it is in its respective best interests to enter into this Agreement whereby, for the consideration specified herein, Apollo shall provide such services as independent consultant to the Company. It is the intention of the parties that this Agreement is not for services in connection with the day-to-day business affairs of the Company.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and Apollo agree as follows:
Section 1.Retention of Apollo.
The Company hereby retains Apollo, and Apollo accepts such retention, upon the terms and conditions set forth in this Agreement.
Section 2.Term.
This Agreement shall commence on the date hereof until the earliest of (i) the third anniversary of the date hereof, (ii) such time as Apollo and its affiliates (other than portfolio companies) beneficially own equity interests in the Company, in an aggregate amount less than 5% of the then outstanding equity interests of the Company and (iii) such earlier date as is mutually agreed upon by the Company and Apollo (the “Term”).
Section 3.Consulting Services.
(a)Apollo shall advise the Company concerning such matters that relate to consulting services and other matters related to the business and affairs of the Company and its subsidiaries, in each case as Apollo and the Company may agree from time to time, which agreement shall specify the services required of Apollo and shall include all background material necessary for Apollo to complete such services. Such consulting services shall be rendered in person or by telephone or other communication as reasonably determined by Apollo.

(b)Apollo shall perform all services to be provided hereunder as an independent contractor to the Company and not as an employee, agent or representative of the Company. Apollo shall have no authority to act for or to bind the Company without its prior written consent.

(c)This Agreement shall in no way prohibit Apollo or any of its partners or affiliates or any director, officer, partner, advisor or employee of Apollo or any of its partners or affiliates from engaging in other activities, whether or not competitive with any business of the Company or any of its subsidiaries or affiliates.

Section 4.Compensation/Representations.
(a)Consulting Fee. As consideration for Apollo's agreement to render the services set forth in Section 3(a) and as compensation for any such services rendered by Apollo, the Company shall issue to Apollo 325,000 shares of common stock of the Company (the “Common Stock”) within five (5) business days of the execution of this Agreement (the “Consulting Fee”). This shall be a one-time Consulting Fee for the Term.

(b)Apollo represents that it is acquiring the Common Stock for its own account or for one or more separate accounts maintained by it for the benefit of one or more other Institutional Accredited Investors and not with a view to the distribution thereof, provided that the disposition of Apollo's property shall at all times be within Apollo's control. Apollo understands that the Common Stock has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Common Stock. Apollo further represents and warrants that Apollo (i) will not sell, transfer or otherwise dispose of the Common Stock or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and (ii) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Apollo acknowledges that the Common Stock will bear a restrictive legend. "Institutional Accredited Investor" means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

(c)Apollo represents that it is an Institutional Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Institutional Accredited Investors).

(d)The purchase of Common Stock by Apollo has not been solicited by or through anyone other than the Company.

Section 5.Indemnification.
The Company will indemnify and hold harmless Apollo and its affiliates (other than portfolio companies) and each of its partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of Apollo pursuant to, and the performance Apollo of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party to the extent that such is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of such Indemnified Party. The attorneys' fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct of such Indemnified Party.
Section 6.Accuracy of Information.
The Company shall furnish or cause to be furnished to Apollo such information as Apollo believes reasonably appropriate in connection with providing the services contemplated by this Agreement (the “Information”). The Company recognizes and confirms that Apollo (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without independent verification, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) is entitled to rely upon the Information without independent verification.
Section 7.Notices.
All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy or facsimile, by electronic mail, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
if to Apollo, to:
Apollo Management V, L.P.
9 West 57th Street, 43rd Floor
New York, New York 10019
Telephone: (212) 515-3200
Attention:    Laurie Medley
if to the Company, to:
Hughes Telematics, Inc.
2002 Summit Boulevard, Suite 1800
Atlanta, GA 30319
Telephone: (404) 573-5800
Attention:    General Counsel

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the third business day after being deposited in the United States mail, (iii) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by telecopy or facsimile, upon confirmation of receipt, except that if such confirmation occurs after 5:00 p.m. (in the recipient's time zone) on a business day, or occurs on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day or (v) if sent by electronic mail, when sent. Notices, requests and other communications sent in any other manner will not be effective.

Section 8.Benefits of Agreement.
This Agreement shall bind and inure to the benefit of Apollo, the Company and the Indemnified Parties and any successors to or assigns of Apollo and the Company. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo to any of its affiliates (other than portfolio companies), and any attempted or purported assignment in violation hereof shall be null and void.
Section 9.Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).
Section 10.Headings.
Section headings are used for convenience only and shall in no way affect the construction of this Agreement.
Section 11.Entire Agreement; Amendments.
This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.
Section 12.Counterparts.
This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 13.Waivers.
Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date first above written.

HUGHES TELEMATICS, INC.
By: /s/ JEFFREY LEDDY
Name: Jeffrey Leddy
Title: CEO
APOLLO MANAGEMENT V, L.P.,
By: AIF V Management, LLC,
its general partner

By: /s/ LAURIE MEDLEY
Name: Laurie Medley
Title: Vice President